EX-5.1
                                Opinion of GFRH&H


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                                   LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                   -----------
                                  Telex 908041
                                Fax 410-576-4246


                                               August 5, 2003

First Mariner Bancorp
3301 Boston Street
Baltimore, Maryland 21224

                              Re:       First   Mariner   Bancorp   Registration
                                        Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to First Mariner Bancorp (the "Company"), a Maryland corporation, in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), for registration under the Act of up to 888,602 shares of the Company's common stock, par value $.05 per share (the "Shares") issuable upon the exercise of warrants previously issued by the Company to the selling shareholders named in the Registration Statement. The Shares are to be offered by the selling shareholders for sale to the public as described in the Registration Statement.

     We have examined copies of (i) the Articles of Incorporation, as amended and restated, (ii) the Bylaws of the Company, as amended and restated, (iii) the Registration Statement, and (iv) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein (collectively referred to as the "Documents").

     In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

     We express no legal opinion upon any matter other then that explicitly addressed below, and our opinion therein contained shall not be interpreted to be an implied opinion upon any other matter.

     Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, when issued in connection with the terms of the warrants for the consideration set forth therein, will be legally issued, fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the State of Maryland and the United States of America and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact


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that might change the opinion  expressed  herein  after the date  hereof,  or to advise you of any change of any matters stated herein, whether legal or factual, after the date hereof. The foregoing opinion is qualified in its entirety by the fact that we do not assume any responsibility for the accuracy, completeness or fairness of any statement contained in the Registration Statement or the prospectus. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our Firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,


                                           /s/   Gordon,   Feinblatt,   Rothman,
                                           Hoffberger & Hollander, LLC
                                           GORDON, FEINBLATT, ROTHMAN
                                              HOFFBERGER & HOLLANDER, LLC